RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Pricing Supplement Dated November 2, 2012 to the Product Prospectus Supplement ERN-ES-1 Dated January 28, 2011, Prospectus Supplement Dated January 28, 2011, and Prospectus Dated January 28, 2011	$3,000,000 Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks, Due November 10, 2014 Royal Bank of Canada

Royal Bank of Canada is offering the Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks (the “Notes”) linked to the performance of an equally weighted Basket consisting of the common equity securities of ten publicly traded companies: Apple Inc., American International Group, Inc., Bank of America Corporation, Citigroup Inc., The Walt Disney Company, Google Inc., The Goldman Sachs Group, Inc., Starwood Hotels & Resorts Worldwide, Inc., International Business Machine and Onyx Pharmaceuticals, Inc.

The CUSIP number for the Notes is 78008SPR1. The Notes provide a 300% leveraged return if the Percentage Change of the Basket is positive, subject to the Maximum Redemption Amount of 131.50% of the principal amount of the Notes.  The Notes do not pay interest, and investors are subject to one-for-one loss of the principal amount of the Notes for any percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date.  Any payments on the Notes are subject to our credit risk.

Issue Date: November 9, 2012

Maturity Date: November 10, 2014

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement dated January 28, 2011 and “Selected Risk Considerations” beginning on page P-6 of this pricing supplement.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Price to public	100.00%	$3,000,000
Underwriting discounts and commissions	2.00%	$ 60,000
Proceeds to Royal Bank of Canada	98.00%	$2,940,000

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $20 per $1,000 in principal amount of the Notes and used a portion of that commission to allow selling concessions to other dealers of up to $20 per $1,000 in principal amount of the Notes.  The price of the Notes also included a profit of $9.00 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes.  The total of the commission received by RBCCM and the hedging profits of Royal Bank of Canada was $29.00 per $1,000 in principal amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets, LLC or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series E

Underwriter:	RBC Capital Markets, LLC

Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) consisting of the common equity securities of ten publicly traded companies (each, a “Reference Stock,” and collectively, the “Reference Stocks”).  The ten Reference Stocks, their respective Component Weights and their Initial Prices are indicated in the table below.

Currency:	U.S. Dollars

Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:	November 2, 2012

Issue Date:	November 9, 2012

CUSIP:	78008SPR1

Valuation Date:	November 3, 2014

Payment at Maturity (if held to maturity):
If, on the Valuation Date, the Percentage Change is zero or positive, then the investor will receive an amount per $1,000 principal amount per Note equal to the lesser of:

1.     Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and

2.     Maximum Redemption Amount

If, on the Valuation Date, the Percentage Change is negative, then the investor will receive a cash payment equal to: Principal Amount + (Principal Amount x Percentage Change)

Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks.  The Weighted Component Change for each Reference Stock will be determined as follows:

Component Weight x Final Price - Initial Price
                            Initial Price

Final Price:	The closing price per share of a Reference Stock on the Valuation Date

Leverage Factor:	300% (subject to the Maximum Redemption Amount)

Maximum Redemption Amount:	131.50% multiplied by the principal amount

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

The Basket:	Reference Stock	Bloomberg Ticker	Component Weight	Initial Price (in $)
	Apple Inc.	AAPL	10%	576.67
	American International Group, Inc.	AIG	10%	32.68
	Bank of America Corporation	BAC	10%	9.85
	Citigroup Inc.	C	10%	37.60
	The Walt Disney Company	DIS	10%	49.86
	Google Inc.	GOOG	10%	687.86
	The Goldman Sachs Group, Inc.	GS	10%	123.25
	Starwood Hotels & Resorts Worldwide, Inc.	HOT	10%	51.57
	International Business Machine	IBM	10%	193.43
	Onyx Pharmaceuticals, Inc.	ONXX	10%	76.33

Maturity Date:	November 10, 2014, subject to extension for market and other disruptions, as described in the product prospectus supplement.

Term:	Two (2) years.

Principal at Risk:
The Notes are NOT principal protected.  You may lose a substantial portion of your principal amount at maturity if there is a percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date.

Calculation Agent:	RBC Capital Markets, LLC

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion in this pricing supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences” and the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 28, 2011).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2 and P-3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 28, 2011, as modified by this pricing supplement.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement.  In the event of any conflict, this pricing supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.  You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement ERN-ES-1 dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000330/b128110424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only.  The hypothetical Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Final Price of any Reference Stock.  All examples are based upon the Leverage Factor of 300%, the Maximum Redemption Amount of 131.50% of the principal amount, and assume that a holder purchased Notes with an aggregate principal amount of $1,000 and that no market disruption event occurs on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.

	Percentage Change:	5%

	Payment at Maturity:	$1,000 + ($1,000 x 5% x 300%) = $1,000 + $150 = $1,150

	On a $1,000 investment, a 5% Percentage Change results in a Payment at Maturity of $1,150, a 15% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive (and the Payment at Maturity is subject to the Maximum Redemption Amount).

	Percentage Change:	30%

	Payment at Maturity:	$1,000 + ($1,000 x 30% x 300%) = $1,000 + $900 = $1,900 however, the Maximum Redemption Amount is $1,315.

	On a $1,000 investment, a 30% Percentage Change results in a Payment at Maturity of $1,315, a 31.50% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative.

	Percentage Change:	-20%

	Payment at Maturity:	$1,000 + ($1,000 x -20%) = $1,000 - $200 = $800

	On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $800, a -20% return on the Notes.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Reference Stocks.  These risks are explained in more detail in the section “Additional Risk Factors Specific to the Notes,” beginning on page PS-4 of the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk – Investors in the Notes could lose all or a substantial portion of their principal amount if there is a decline in the level of the Reference Asset.  You will lose one percent of the principal amount of your Notes for each 1% that the Percentage Change is less than 0%. Each of the Reference Stocks operates in the biotechnology sector.  Accordingly, adverse conditions in the market for biotech companies could reduce the value of the Reference Stocks, and result in a loss of all or a portion of the principal amount of the Notes.

•
The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity – There will be no periodic interest payments on the Notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity.  The return that you will receive on the Notes, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank.

•
Your Potential Payment at Maturity Is Limited – The Notes will provide less opportunity to participate in the appreciation of the Reference Asset than an investment in a security linked to the Reference Asset providing full participation in the appreciation, because the payment at maturity will not exceed the Maximum Redemption Amount.  Accordingly, your return on the Notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Reference Asset.

•
Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes – The Notes are Royal Bank’s senior unsecured debt securities.  As a result, your receipt of the amount due on the maturity date is dependent upon Royal Bank’s ability to repay its obligations at that time.  This will be the case even if the value of the Reference Stocks increases after the pricing date.  No assurance can be given as to what our financial condition will be at the maturity of the Notes.

•
There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses – There may be little or no secondary market for the Notes.  The Notes will not be listed on any securities exchange.  RBCCM and other affiliates of Royal Bank may make a market for the Notes; however, they are not required to do so.  RBCCM or any other affiliate of Royal Bank may stop any market-making activities at any time.  Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.  We expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your Notes in any secondary market could be substantial.

•
You Will Not Have Any Rights to the Reference Stocks – As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Stocks would have.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity – The price at which you purchase the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes.  Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

•
The Business Activities of Royal Bank or Its Affiliates May Create Conflicts of Interest – We and our affiliates expect to engage in trading activities related to the Reference Stocks that are not for the account of holders of the Notes or on their behalf.  These trading activities may present a conflict between the holders’ interests in the Notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management.  These trading activities, if they influence the price of any of the Reference Stocks, could be adverse to the interests of the holders of the Notes.  We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Reference Stocks, including making loans to or providing advisory services to those companies.  These services could include investment banking and merger and acquisition advisory services.  These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the Notes.  Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Stocks.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.  Any of these activities by us or one or more of our affiliates may affect the prices of the Reference Stocks and, therefore, the market value of the Notes.

•
Market Disruption Events and Adjustments – The payment at maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”).  This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov.  In addition, information about the Reference Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.  We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information and we have not independently verified it.

•
Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock trades on the Nasdaq Global Select Market under the symbol “AAPL.”

•
American International Group, Inc. is a holding company which, through its subsidiaries provides a varied range of insurance and insurance-related activities in the United States and abroad. The company's main activities include both general and life insurance and retirement services operations as well as financial services and asset management Its common stock trades on the New York Stock Exchange under the symbol “AIG.”

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary. Its common stock trades on the New York Stock Exchange under the symbol “BAC.”

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The company's services include investment banking, retail brokerage, corporate banking, and cash management products and services. Its common stock trades on the New York Stock Exchange under the symbol “C.”

•
The Walt Disney Company is an entertainment company that conducts operations in media networks, studio entertainment, theme parks and resorts, consumer products, and interactive media. The company produces motion pictures, television programs, and musical recordings, as well as books and magazines. Its common stock trades on the New York Stock Exchange under the symbol “DIS.”

•
Google Inc. is a global technology company that provides a web based search engine through its website. The company offers a wide range of search options, including web, image, groups, directory, and news searches. Its Class A common stock trades on the Nasdaq Global Select Market under the symbol “GOOG.”

•
The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The company provides services to corporations, financial institutions, governments, and high-net worth individuals. Its common stock trades on the New York Stock Exchange under the symbol “GS.”

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

•
Starwood Hotels & Resorts Worldwide, Inc. owns, manages, and franchises luxury and upscale hotels throughout the world. The Company also develops and operates vacation interval ownership resorts. Its common stock trades on the New York Stock Exchange under the symbol “HOT.”

•
International Business Machines Corporation provides computer solutions through the use of advanced information technology. The company's solutions include technologies, systems, products, services, software, and financing. The company offers its products through its global sales and distribution organization, as well as through a variety of third party distributors and resellers. Its capital stock trades on the New York Stock Exchange under the symbol “IBM.”

•
Onyx Pharmaceuticals, Inc. discovers and develops novel therapeutics based upon the genetics of human disease, with an emphasis on cancer. The company focuses on defining the function of certain mutated genes which are known to cause cancer, and on developing therapies to reverse the effects of the mutation or to kill the cancer cell. Its common stock trades on the Nasdaq Global Select Market under the symbol “ONXX.”

Historical Information

The graphs below set forth the recent historical performance of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2009, 2010, and 2011, the first, second and third calendar quarters of 2012, and for the period from October 1, 2012 to November 2, 2012.

We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the Notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	9/30/2009	188.89	134.42	185.37
10/1/2009	12/31/2009	213.94	180.76	210.86

1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	6/30/2010	279.00	199.35	251.53
7/1/2010	9/30/2010	294.73	235.56	283.75
10/1/2010	12/31/2010	326.65	277.77	322.56

1/1/2011	3/31/2011	364.90	324.88	348.45
4/1/2011	6/30/2011	355.00	310.65	335.67
7/1/2011	9/30/2011	422.85	334.22	381.18
10/1/2011	12/30/2011	426.69	354.27	405.00

1/1/2012	3/30/2012	621.42	409.00	599.47
4/1/2012	6/29/2012	644.00	528.69	584.00
7/1/2012	9/28/2012	705.07	570.00	667.26
10/1/2012	11/2/2012	676.74	574.75	576.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	33.34	5.53	16.75
4/1/2009	6/30/2009	36.69	16.25	19.43
7/1/2009	9/30/2009	46.83	6.89	36.95
10/1/2009	12/31/2009	39.72	22.95	25.11

1/1/2010	3/31/2010	32.21	18.04	28.60
4/1/2010	6/30/2010	38.45	26.90	28.85
7/1/2010	9/30/2010	35.34	27.23	32.75
10/1/2010	12/31/2010	51.67	32.08	48.27

1/1/2011	3/31/2011	52.66	34.95	35.14
4/1/2011	6/30/2011	35.57	27.10	29.32
7/1/2011	9/30/2011	30.33	21.19	21.95
10/1/2011	12/30/2011	27.15	19.18	23.20

1/1/2012	3/30/2012	31.30	23.41	30.83
4/1/2012	6/29/2012	35.04	27.20	32.09
7/1/2012	9/28/2012	35.42	29.90	32.79
10/1/2012	11/2/2012	37.66	32.63	32.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	6/30/2010	19.82	14.30	14.37
7/1/2010	9/30/2010	15.72	12.18	13.11
10/1/2010	12/31/2010	13.66	10.91	13.34

1/1/2011	3/31/2011	15.31	13.16	13.33
4/1/2011	6/30/2011	13.88	10.40	10.96
7/1/2011	9/30/2011	11.13	6.00	6.12
10/1/2011	12/30/2011	7.42	4.92	5.56

1/1/2012	3/30/2012	10.09	5.62	9.57
4/1/2012	6/29/2012	9.78	6.72	8.18
7/1/2012	9/28/2012	9.79	6.90	8.83
10/1/2012	11/2/2012	9.97	8.85	9.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	75.80	9.70	25.30
4/1/2009	6/30/2009	44.80	24.30	29.70
7/1/2009	9/30/2009	54.20	25.50	48.40
10/1/2009	12/31/2009	50.00	31.50	33.10

1/1/2010	3/31/2010	44.00	31.10	40.50
4/1/2010	6/30/2010	50.70	35.30	37.60
7/1/2010	9/30/2010	43.00	36.20	39.00
10/1/2010	12/31/2010	48.50	39.10	47.30

1/1/2011	3/31/2011	51.50	43.40	44.20
4/1/2011	6/30/2011	46.90	36.76	41.64
7/1/2011	9/30/2011	43.05	23.19	25.62
10/1/2011	12/30/2011	34.40	21.40	26.31

1/1/2012	3/30/2012	38.40	27.16	36.55
4/1/2012	6/29/2012	37.14	24.61	27.41
7/1/2012	9/28/2012	35.25	24.91	32.72
10/1/2012	11/2/2012	38.71	32.70	37.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	24.83	15.14	18.16
4/1/2009	6/30/2009	26.29	17.84	23.33
7/1/2009	9/30/2009	28.68	22.05	27.46
10/1/2009	12/31/2009	32.75	26.84	32.25

1/1/2010	3/31/2010	35.60	28.72	34.91
4/1/2010	6/30/2010	37.98	31.00	31.50
7/1/2010	9/30/2010	35.40	30.72	33.11
10/1/2010	12/31/2010	38.00	33.08	37.51

1/1/2011	3/31/2011	44.34	37.63	43.09
4/1/2011	6/30/2011	44.12	37.19	39.04
7/1/2011	9/30/2011	40.97	29.05	30.16
10/1/2011	12/30/2011	37.80	28.20	37.50

1/1/2012	3/30/2012	44.50	37.94	43.78
4/1/2012	6/29/2012	48.95	40.88	48.50
7/1/2012	9/28/2012	53.40	46.85	52.28
10/1/2012	11/2/2012	53.15	48.80	49.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	381.00	282.75	348.06
4/1/2009	6/30/2009	447.34	340.61	421.59
7/1/2009	9/30/2009	507.00	396.00	495.85
10/1/2009	12/31/2009	625.90	482.60	619.98

1/1/2010	3/31/2010	629.51	520.00	567.01
4/1/2010	6/30/2010	597.83	444.72	444.95
7/1/2010	9/30/2010	536.75	433.63	525.79
10/1/2010	12/31/2010	630.80	518.86	593.97

1/1/2011	3/31/2011	642.67	551.34	586.21
4/1/2011	6/30/2011	595.19	473.02	506.38
7/1/2011	9/30/2011	627.40	490.86	514.38
10/1/2011	12/30/2011	646.76	480.77	645.90

1/1/2012	3/30/2012	670.25	564.66	641.24
4/1/2012	6/29/2012	653.14	556.55	580.07
7/1/2012	9/28/2012	764.84	562.20	754.50
10/1/2012	11/2/2012	774.32	669.70	687.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	115.64	59.13	106.02
4/1/2009	6/30/2009	151.17	103.95	147.44
7/1/2009	9/30/2009	188.00	135.24	184.35
10/1/2009	12/31/2009	193.59	160.20	168.84

1/1/2010	3/31/2010	178.72	147.84	170.63
4/1/2010	6/30/2010	185.94	131.03	131.27
7/1/2010	9/30/2010	157.25	129.50	144.58
10/1/2010	12/31/2010	171.61	144.71	168.16

1/1/2011	3/31/2011	175.29	153.29	158.47
4/1/2011	6/30/2011	164.40	128.30	133.09
7/1/2011	9/30/2011	139.25	91.40	94.55
10/1/2011	12/30/2011	118.06	84.28	90.43

1/1/2012	3/30/2012	128.70	92.42	124.37
4/1/2012	6/29/2012	125.54	90.43	95.86
7/1/2012	9/28/2012	122.60	91.16	113.68
10/1/2012	11/2/2012	126.45	116.23	123.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	23.78	9.11	12.70
4/1/2009	6/30/2009	26.68	12.26	22.20
7/1/2009	9/30/2009	34.78	18.49	33.03
10/1/2009	12/31/2009	37.55	27.67	36.57

1/1/2010	3/31/2010	47.52	33.15	46.64
4/1/2010	6/30/2010	56.65	41.28	41.43
7/1/2010	9/30/2010	54.25	39.60	52.55
10/1/2010	12/31/2010	62.72	52.16	60.78

1/1/2011	3/31/2011	65.51	54.95	58.12
4/1/2011	6/30/2011	61.70	50.88	56.04
7/1/2011	9/30/2011	59.45	37.89	38.82
10/1/2011	12/30/2011	54.02	35.79	47.97

1/1/2012	3/30/2012	59.10	48.23	56.41
4/1/2012	6/29/2012	60.80	47.42	53.04
7/1/2012	9/28/2012	61.09	48.38	57.96
10/1/2012	11/2/2012	58.47	50.47	51.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	99.86	81.76	96.89
4/1/2009	6/30/2009	110.62	95.70	104.42
7/1/2009	9/30/2009	122.88	99.50	119.61
10/1/2009	12/31/2009	132.85	117.31	130.90

1/1/2010	3/31/2010	134.25	121.62	128.25
4/1/2010	6/30/2010	133.10	116.00	123.48
7/1/2010	9/30/2010	136.11	120.61	134.14
10/1/2010	12/31/2010	147.53	134.39	146.76

1/1/2011	3/31/2011	167.72	146.64	163.07
4/1/2011	6/30/2011	173.51	161.52	171.55
7/1/2011	9/30/2011	185.61	157.14	175.03
10/1/2011	12/30/2011	194.89	168.93	183.88

1/1/2012	3/30/2012	209.11	177.35	208.65
4/1/2012	6/29/2012	210.69	187.00	195.58
7/1/2012	9/28/2012	208.32	181.87	207.45
10/1/2012	11/2/2012	211.76	190.56	193.43

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	37.02	26.06	28.55
4/1/2009	6/30/2009	30.00	21.86	28.26
7/1/2009	9/30/2009	36.75	27.03	29.97
10/1/2009	12/31/2009	30.57	24.94	29.34

1/1/2010	3/31/2010	33.45	27.66	30.28
4/1/2010	6/30/2010	31.28	21.34	21.59
7/1/2010	9/30/2010	28.46	19.54	26.38
10/1/2010	12/31/2010	37.38	25.47	36.87

1/1/2011	3/31/2011	37.84	33.44	35.18
4/1/2011	6/30/2011	45.89	32.82	35.30
7/1/2011	9/30/2011	37.51	27.19	30.01
10/1/2011	12/30/2011	46.07	29.41	43.95

1/1/2012	3/30/2012	44.83	35.73	37.68
4/1/2012	6/29/2012	67.60	36.56	66.45
7/1/2012	9/28/2012	86.66	63.52	84.50
10/1/2012	11/2/2012	93.11	73.30	76.33

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about November 9, 2012, which is the fifth (5th) business day following the Pricing Date (this settlement cycle being referred to as “T+5”).  For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 28, 2011.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than three business days prior to the original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

SUPPLEMENTAL DISCUSSION OF
U.S. FEDERAL INCOME TAX CONSEQUENCES

The following disclosure supplements the discussion in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

Dividend Equivalent. A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder (as defined in the product prospectus supplement).  Under recently proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the Notes on or after January 1, 2014 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Internal Revenue Service has issued notices and the Treasury Department has issued proposed regulations affecting the legislation enacted on March 18, 2010 and discussed in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences— Supplemental U.S. Tax Considerations—Legislation Affecting Taxation of Notes Held By or Through Foreign Entities.”  Pursuant to the Internal Revenue Service notices, withholding requirements with respect to payments made on the Notes will generally begin no earlier than January 1, 2014. Pursuant to the proposed regulations, if finalized in their current form, the withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2013.  Holders are urged to consult their own tax advisors regarding the implications of this legislation and subsequent guidance on their investment in the Notes.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of Ten Common Stocks Due November 10, 2014

VALIDITY OF THE NOTES

In the opinion of Norton Rose Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 6, 2012, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on March 6, 2012.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 6, 2012, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated March 6, 2012.

RBC Capital Markets, LLC